UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2009
CATERPILLAR FINANCIAL SERVICES CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
0-13295 (Commission File Number)	37-1105865 (IRS Employer Identification No.)
2120 West End Ave., Nashville, Tennessee (Address of principal executive offices)	37203-0001 (Zip Code)
Registrant's telephone number, including area code: (615) 341-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Credit Facilities

On January 23, 2009, Caterpillar Financial Services Corporation (“Company”) amended the following three credit agreements (collectively, the “Credit Facilities”):

(1)
The credit agreement dated as of September 18, 2008 (the “364-Day Facility”) entered into by and among the Company, Caterpillar Inc. (“Caterpillar”) and Caterpillar Finance Corporation (“CFC”), certain financial institutions named therein (the “364 Day Facility Banks”), The Bank of Tokyo Mitsubishi UFJ, Ltd. (as Japan local currency agent and bank), and Citibank, N.A. (“Citibank”) (as agent) for an unsecured aggregate revolving credit facility of up to US$2.2525 billion and its related local currency addendum, which were originally disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 23, 2008 (“2008 Form 8-K”) and is hereby incorporated herein by reference;

(2)
The five-year credit agreement dated September 20, 2007 (“2007 Facility”) entered into by and among the same parties provided in the description of the 364-Day Facility for an unsecured aggregate revolving credit facility of up to US$1.625 billion and its related local currency addendum, originally filed with the SEC via the Company’s Form 8-K on September 26, 2007 (the “2007 Form 8-K”) and amended by the terms disclosed under Items 1.01(b) and 2.03(b) of the 2008 Form 8-K, which, together with the related exhibits, are hereby incorporated herein by reference; and

(3)
The five-year credit agreement dated September 21, 2006 (“2006 Facility” and together with the 2007 Facility, the “Five Year Facilities”) entered into by and among the Company, Caterpillar and Caterpillar International Finance Limited (f/k/a Caterpillar International Finance p.l.c.) (“CIF” together with the Company, Caterpillar and CFC, the “Borrowers”), certain financial institutions named therein (the “2006 Facility Banks” together with the 364-Day Facility Banks, the “Banks”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (as Japan local currency agent and Japan local currency bank), Citibank International p.l.c. (as local currency agent) and Citibank (as agent) for an unsecured aggregate revolving credit facility up to US$2.975 billion and its two related currency addendums, originally filed with the SEC via the Company’s Form 8-K on September 27, 2006 (“2006 Form 8-K”) and amended by the terms disclosed under Items 1.01(b) and 2.03(b) of the 2008 Form 8-K, which, together with the related exhibits, are hereby incorporated herein by reference.

The Credit Facilities are used primarily as the Borrowers’ commercial paper backstop and none of the Borrowers have drawn any amounts under the Credit Facilities.

The amendments to the Credit Facilities increase the upper range of interest rates applicable to certain amounts that may be drawn by the Borrowers under the Credit Facilities by approximately 1.0% to 1.5%. The Borrowers agreed to the above described amendments in consideration of the Banks’ consent to (i) Caterpillar’s consolidated net worth of $6.087 billion as of December 31, 2008, which, due to, among other things, a $3.4 billion charge to the “other comprehensive income” in Caterpillar’s balance sheet for the year ended December 31, 2008, fell below the level stipulated in the Credit Facilities, and (ii) the Company’s interest coverage ratio of 0.97 as of December 31, 2008, which, due to, among other things, the deteriorating economic conditions in the quarter ended December 31, 2008,  was at a level below that stipulated in the Credit Facilities.

The foregoing description of the amendments to the Credit Facilities is a summary and is qualified in its entirety by the terms and provisions of Amendment No. 1 to the 364-Day Facility, Amendment No. 2 to the 2007 Facility; Amendment No. 4 to the 2006 Facility, Amendment No. 1 to the 2007 Japan Local Currency Addendum, Amendment No. 1 to the 2006 Japan Local Currency Addendum and Amendment No. 1 to the 2006 Local Currency Addendum, respectively, filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, and 99.6 to this report and incorporated herein by reference.

Some of the Banks, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Borrowers and their subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Amendment of Credit Agreement

On January 23, 2009, the Company amended the 364-day credit agreement dated as of July 15, 2008 (the “Credit Agreement”) entered into by and among the Company, certain financial institutions named therein (the “Credit Agreement Banks”) and Société Générale (as agent) for an unsecured aggregate revolving credit facility of up to US$300 million, which was originally disclosed in the Company’s Form 10-Q filed with the SEC on October 31, 2008 (“2008 Third Quarter Form 10-Q”) and is hereby incorporated herein by reference.

The Credit Agreement is used primarily as a source of supplemental liquidity for the Company and the Company has not drawn any amounts under the Credit Agreement.

The amendment to the Credit Agreement increases the upper range of the interest rate applicable to certain amounts that may be drawn by the Company under the Credit Agreement by approximately 1.00%. The Company agreed to the above described amendment in consideration of the Credit Agreement Banks’ (i) consent that, due to, among other things, the deteriorating economic conditions, the Company is not required to comply with or otherwise satisfy the interest coverage ratio stipulated in the Credit Agreement; and (ii) waiver of any Event of Default or unmatured Event of Default that would otherwise result under the Credit Agreement as a result of Caterpillar’s consolidated net worth falling below the level stipulated in the Credit Agreement.

The foregoing description of the amendment to the Credit Agreement is a summary and is qualified in its entirety by the terms and provisions of Amendment No. 2 to the Credit Agreement filed as Exhibit 99.7 to this report and incorporated herein by reference.

Some of the Credit Agreement Banks, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.02.	Results of Operations and Financial Condition.

On January 26, 2009, Caterpillar Financial Services Corporation issued a press release reporting financial results for the year and fourth quarter ended December 31, 2008 (furnished hereunder as Exhibit 99.8).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated into the Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Amendment No. 1 to the 364-Day Credit Agreement

	99.2	Amendment No. 2 to the 2007 Five-Year Credit Agreement

	99.3	Amendment No. 4 to the 2006 Five Year Credit Agreement

	99.4	Amendment No. 1 to 2007 Japan Local Currency Addendum

	99.5	Amendment No. 1 to 2006 Japan Local Currency Addendum

	99.6	Amendment No. 1 to 2006 Local Currency Addendum

	99.7	Amendment No. 2 to 2008 Credit Agreement

	99.8	4th Quarter 2008 Results Press Release dated January 26, 2009

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Caterpillar Financial Services Corporation

January 26, 2009	By:	/s/ Michael G. Sposato
Michael G. Sposato
Secretary